EXHIBIT 32
SECTION 1350 CERTIFICATION OF PERIODIC REPORT
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, R. A. Walker, Chairman and Chief Executive Officer of Anadarko Petroleum Corporation (Company), and Benjamin M. Fink, Executive Vice President, Finance and Chief Financial Officer of the Company, certify to the best of our knowledge that:

(1)
the Annual Report on Form 10-K of the Company for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 14, 2019

/s/ R. A. WALKER
R. A. Walker
Chairman and Chief Executive Officer

February 14, 2019

/s/ BENJAMIN M. FINK
Benjamin M. Fink
Executive Vice President, Finance and Chief Financial Officer
This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 will be retained by Anadarko and furnished to the Securities and Exchange Commission or its staff upon request.